Exhibit 99.8

                        CONSENT OF PERSON TO BE APPOINTED
                           MEMBER OF BOARD OF ADVISORS



     Pursuant to Section 3.03 of the Limited Liability Company Agreement, as amended (the "LLC Agreement"), of ACME Television Holdings, LLC, a Delaware limited liability company (the "Company"), the undersigned hereby evidences his prior consent to being appointed a member of the Board of Advisors of the Company upon consummation of the Salt Lake City Acquisition as defined in
Article I of the LLC Agreement to serve until his resignation, removal or death and consents to being identified as being appointed a member of the Board of Advisors of the Company upon consummation of the Salt Lake City Acquisition as defined in Article I of the LLC Agreement in the Registration Statement filed on Form S-4 of ACME Intermediate Holdings, LLC and ACME Intermediate Finance, Inc. and the Registration Statement filed on Form S-4 of ACME Television, LLC, ACME Finance Corporation, and the additional registrants named therein.





Date:    November 10, 1997                        /s/Michael V. Roberts
                                                  ___________________________
                                                    Michael V. Roberts